UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2024

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2024, Jones Soda Co. (the "Company") entered into a secured loan facility (the "Loan Facility") with Amerisource Funding Inc. (the "Lender"), pursuant to which the Company, through one of its wholly owned subsidiaries, Jones Soda Co. (USA) Inc. (the "Subsidiary"), may borrow a maximum aggregate amount of up to $2,000,000 (the "Maximum Amount"), subject to satisfaction of certain conditions. All present and future obligations of the Subsidiaries arising under the Loan Facility are secured by a first priority security interest in all of the assets of the Company, the Subsidiary and the Company’s other United States subsidiaries, and proceeds thereof, including accounts receivable, inventory and equipment, and are guaranteed by the Company and each of its Subsidiaries. The Loan Facility provides that, from time to time, the Subsidiary may request advances equal to 80% of the Subsidiary's eligible accounts receivable (minus any reserve amount established by the Lender and other reductions as defined by ineligible accounts receivable amounts). Annual interest on unpaid advances under the Loan Facility is equal to the Prime Rate plus 3.50%, but may not be less than 6.00%. The Loan Facility has an initial term of three years, which automatically will be extended for successive three-year terms unless the Subsidiary gives at least 60 days' prior written notice of its intent to terminate to the Loan Facility at the end of the then current term.

The Loan Facility contains events of default that include, among other things, default by the Subsidiary on any payment or other obligations under the Loan Facility, default by the Subsidiary or the Company on any other indebtedness for borrowed funds, adverse changes in the Subsidiaries' financial condition or operations, bankruptcy or insolvency, a change of control of the Subsidiaries, default by the Company on its obligations as guarantor, and the loss of service of certain Company employees if they are not replaced by employees reasonably acceptable to the Lender. The occurrence of an event of default would result in Amerisource the ability to immediately terminate this Agreement without notice, at which time all Obligations shall immediately become due and payable without notice.

The foregoing description of the Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Revolving Financing and Assignment Agreements dated May 17, 2024, by and between the Subsidiary and the Lender and the Continuing Guaranty & Waiver dated May 17, 2024, made by the Company, the Subsidiary, and the Company’s other United States subsidiaries for the benefit of the Lender, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 23, 2024	By:	/s/ David Knight
David Knight President and Chief Executive Officer